UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:   January 19, 2005

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

    Delaware                                 42-0823980
            (State of Incorporation)    (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On January 18, 2005, Lee Enterprises, Incorporated (the “Company”) reported its results for the first fiscal quarter ended December 31, 2004. The Company is furnishing the related earnings release under Item 2.02. The Company also reported its revenues for the month of December 2004, and is furnishing the related revenue release under Item 2.02. The following exhibits are included herein:

EXHIBIT 99.1    Earnings Release - First Quarter Ended December 31, 2004

EXHIBIT 99.2    Monthly Revenue Release – December 2004

The earnings release contains several non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 19, 2005	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

EXHIBIT 99.1     Earnings Release - First Quarter Ended December 31, 2004

201 N. Harrison St.
Davenport, IA 52801-1939
www.lee.net

NEWS RELEASE

Lee Enterprises reports Q1 earnings growth of 11.1%

DAVENPORT, Iowa (Jan. 18, 2005) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 60 cents for its first quarter ended Dec. 31, 2004. The results represent an increase of 11.1 percent over earnings of 54 cents a year ago.

Advertising revenue increased 8.4 percent to $139.8 million, with growth of 5.1 percent in retail, 8.9 percent in classified, 39.6 in national, 27.3 percent in niche and 36.1 percent in online advertising. Total operating revenue increased 6.4 percent to $184.1 million. On a same property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total advertising revenue for the quarter increased 5.8 percent from a year ago and total operating revenue increased 4.4 percent.

Operating expenses, excluding depreciation and amortization, increased 6.2 percent to $129.7 million, with compensation up 4.9 percent, newsprint up 7.3 percent and other expenses up 8.2 percent. All categories of expenses were affected by acquisitions made in the current or prior year. Same property operating expenses, excluding depreciation and amortization, increased 4.4 percent in the quarter, with compensation up 3.6 percent, newsprint and ink up 7.5 percent and other operating expenses up 4.6 percent.

Operating cash flow(1) increased 6.9 percent to $54.4 million. Operating cash flow margin(1) was 29.6 percent, compared with 29.4 percent a year ago. Operating income, which includes equity in net income of associated companies and depreciation and amortization, rose 8.6 percent to $45.5 million. Income from continuing operations increased 10.7 percent to $27.0 million. Net income increased 10.3 percent to $27.0 million.

Mary Junck, chairman and chief executive officer, said: “Our newspapers have continued to perform exceptionally well in a spotty economic climate, and our momentum has given us a good start in fiscal 2005. As the year unfolds, we will continue to focus on our top five operating priorities - growing revenue creatively and rapidly, increasing readership and circulation, emphasizing strong local news, driving our online strength and exercising careful cost controls.”

Tables follow. Expanded tables with same property comparisons are available at www.lee.net/financial.

Lee Enterprises operates 44 daily newspapers in 19 states, along with associated online services, and 200 weekly newspapers, shoppers and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee, including revenue statistics for December, is available at www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	Dec. 31

(Thousands, Except EPS Data)	2004	2003	%

Operating revenue:
Advertising revenue:
Retail	$83,344	$79,331	5.1%
National	6,543	4,686	39.6
Classified:
Daily newspapers:
Employment	10,805	9,180	17.7
Automotive	9,868	10,048	(1.8)
Real estate	8,790	7,998	9.9
All other	6,106	5,719	6.8
Other publications	8,548	7,579	12.8

Total classified	44,117	40,524	8.9
Niche publications	2,666	2,094	27.3
Online	3,123	2,295	36.1

Total advertising revenue	139,793	128,930	8.4

Circulation	32,452	32,980	(1.6)
Commercial printing	5,380	4,863	10.6
Online services & other	6,459	6,211	4.0

Total operating revenue	184,084	172,984	6.4

Operating expenses:
Compensation	71,729	68,384	4.9
Newsprint and ink	16,827	15,680	7.3
Other operating expenses	41,119	38,018	8.2

Operating expenses,
excluding depreciation
and amortization	129,675	122,082	6.2

Operating cash flow(1)	54,409	50,902	6.9
Depreciation	4,945	4,559	8.5
Amortization	6,561	6,756	(2.9)

Operating income, before equity in
net income of associated companies	42,903	39,587	8.4
Equity in net income of associated
companies	2,593	2,292	13.1

Operating income	45,496	41,879	8.6

Non-operating income:
Financial income	278	298	(6.7)
Financial expense	(2,839)	(3,537)	(19.7)
Other, net	-	(28)	N	M

	(2,561)	(3,267)	(21.6)

Income from continuing operations
before income taxes	42,935	38,612	11.2
Income tax expense	15,924	14,215	12.0

Income from continuing operations	27,011	24,397	10.7
Discontinued operations	-	82	N	M

Net income	$27,011	$24,479	10.3%

Earnings per common share:
Basic:
Continuing operations	$0.60	$0.55	9.1%
Discontinued operations	--	--	--

Net income	$0.60	$0.55	9.1%

Diluted:
Continuing operations	$0.60	$0.54	11.1%
Discontinued operations	--	--	--

Net income	$0.60	$0.55	9.1%

Average common shares:
Basic	45,027	44,573
Diluted	45,243	44,840

2

SELECTED BALANCE SHEET INFORMATION
		Dec. 31

(Thousands)	2004	2003

Cash and temporary cash investments	$12,891	$10,053
Total assets	1,407,962	1,414,016
Debt, including current maturities	196,600	275,200
Stockholders' equity	898,253	825,471

NOTES:

(1)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in net income of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) represent non-GAAP financial measures. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release. The Company believes that operating cash flow and the related margin ratio are useful measures of evaluating its financial performance because of their focus on the Company’s results from operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(2)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(3)

Same property comparisons exclude acquisitions and divestitures made in the current or prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc., (MNI). Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

(4)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a “Safe Harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forwardlooking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

3

EXHIBIT 99.2 Monthly Revenue Release - December 2004

201 N. Harrison St.
Davenport, IA 52801-1939
www.lee.net

NEWS RELEASE

Lee Enterprises reports ad revenue growth of 7.1% in December

DAVENPORT, Iowa (Jan. 18, 2005) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that same property advertising revenue in December increased 7.1 percent over a year ago.

On a same property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, retail advertising revenue increased 3.2 percent over the previous year. Classified revenue increased 8.9 percent, with employment up 16.6 percent, automotive down 2.0 percent, real estate up 14.5 percent, other newspaper classified categories up 5.2 percent, and classified in non-daily publications up 12.9 percent. National advertising revenue, a small category for Lee, increased 45.6 percent. Niche publication advertising revenue increased 21.1 percent and online advertising revenue increased 43.6 percent.

Circulation revenue decreased 2.7 percent, reflecting promotional activities in several markets. Total same property operating revenue increased 5.5 percent. Including the impact of acquisitions and divestitures, total operating revenue increased 8.0 percent.

Tables follow.

Lee Enterprises operates 44 daily newspapers in 19 states, along with associated online services, and 200 weekly newspapers, shoppers and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee is available at www.lee.net.

Contact: dan.hayes@lee.net, (563) 383-2100

LEE ENTERPRISES, INCORPORATED
Revenue and Statistical Summary
(Unaudited)

OPERATING REVENUE

		December				Year to Date

(Thousands)	2004	2003	%		2004	2003	%

Advertising revenue:
Retail	$27,129	$26,298	3.2%		$ 81,816	$ 79,331	3.1%
National	1,841	1,264	45.6		5,756	4,686	22.8
Classified:
Daily newspapers:
Employment	2,895	2,482	16.6		10,738	9,179	17.0
Automotive	3,109	3,173	(2.0)		9,859	10,047	(1.9)
Real estate	2,624	2,291	14.5		8,760	7,997	9.5
All other	1,792	1,703	5.2		5,978	5,722	4.5
Other publications	2,429	2,152	12.9		7,965	7,579	5.1

Total classified revenue	12,849	11,801	8.9		43,300	40,524	6.9
Niche publications	888	733	21.1		2,430	2,094	16.0
Online	968	674	43.6		3,107	2,295	35.4

Total advertising revenue	43,675	40,770	7.1		136,409	128,930	5.8
Circulation	10,461	10,751	(2.7)		32,110	32,980	(2.6)
Commercial printing	1,688	1,513	11.6		5,276	4,863	8.5
Online services and other	2,178	1,924	13.2		6,294	5,670	11.0

Total same property
operating revenue	58,002	54,958	5.5		180,089	172,443	4.4
Acquisitions &
divestitures	1,524	176	N	M	3,995	541	N	M

Total operating revenue	$59,526	$55,134	8.0%		$184,084	$172,984	6.4%

DAILY NEWSPAPER ADVERTISING VOLUME

		December				Year to Date

(Thousands of Inches)	2004	2003	%		2004	2003	%

Retail	977	1,012	(3	.5)%	2,903	3,007	(3	.5)%
National	48	37	29.7		150	131	14.5
Classified	884	802	10.2		2,826	2,611	8.2

Total, same property	1,909	1,851	3.1%		5,879	5,749	2.3%

NOTES:

(1)	The month had one more Thursday and Friday and one fewer Monday and Tuesday than the prior period. The year to date had one more Friday and one fewer Wednesday.
(2)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(3)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc. (MNI). Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

(4)	The Company’s fiscal year ends on September 30.
(5)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a “Safe Harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

2